UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
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SOVEREIGN BANCORP, INC.

(Name of Registrant as Specified in Its Charter)
SOVEREIGN BANCORP, INC.

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On November 10, 2005, Sovereign Bancorp, inc. issued the following press release.

FINANCIAL CONTACTS:
Mark McCollom	610-208-6426	mmccollo@sovereignbank.com
Stacey Weikel	610-208-6112	sweikel@sovereignbank.com

MEDIA CONTACTS
Ed Shultz	610-207-8753	eshultz1@sovereignbank.com

The Abernathy MacGregor Group 212-371-5999
Mike Pascale
Tom Johnson
SOVEREIGN REJECTS RELATIONAL’S DEMAND FOR RECORDS
Files Suit Seeking Declaratory Judgment on Impropriety and Illegality of Relational’s Request
Philadelphia, Pa. — Nov. 10, 2005 — Sovereign Bancorp (NYSE: SOV) announced today that it has rejected the demand by Relational Investors LLC to inspect certain records of the company. The demand was rejected because it seeks documents far beyond the scope permitted by Pennsylvania law, is based on “less than bona fide” purposes, and masks Relational’s true purposes in seeking this information.
In a statement Sovereign said, “It is clear to us that Relational’s true purpose in making this demand is not to gain access to the records themselves, but to attack the integrity and injure the credibility and reputation of Sovereign and its banking subsidiary for their own purposes.”
A copy of Sovereign’s letter to Relational appears below.
Separately, Sovereign announced that it has filed suit in The Court of Common Pleas of Berks County, Pennsylvania seeking declaratory judgment as to the impropriety and illegality of Relational’s request. The complaint filed today seeks a declaration that Relational’s demand for inspection of books and records fails to comply with Pennsylvania’s Business Corporations Law (BCL) because: Relational does not make its demand for a proper purpose, the demand seeks the production of information beyond the scope of Section 1508 of the BCL, and Relational’s relentless publicity campaign shows that Relational likely will abuse the confidential nature of much of the information requested.
The complaint goes on to state, “Relational’s conduct and public statements indicate that its true agenda is to force Sovereign to abandon its long-term growth plan that serves the best interest of all of its investors and the wider community in favor of short term results or a possible bust-up or sale of the company.”

Letter to Relational
November 10, 2005
Ralph B. Whitworth
Relational Investors, LLC
12400 High Bluff Drive
Suite 600
San Diego, CA 92130
Dear Mr. Whitworth:
     I am in receipt of your letter dated November 3, 2005 making a demand (the “Demand”) for inspection of books and records of Sovereign Bancorp, Inc. and its subsidiaries (“Sovereign”).
     The Demand fails to comply with Section 1508 of Pennsylvania’s Business Corporation Law, 15 Pa.C.S.A. §1508. First, under Pennsylvania law a shareholder demand to inspect books and records must be made for a proper purpose. Here, based on the conduct of Relational Investors, LLC (“Relational”) to date, it is clear that Relational’s true purpose in making this demand is to distort any information you obtain as part of your ongoing campaign to disparage Sovereign and wrongfully impugn the character and integrity of Sovereign’s management.
     Second, Pennsylvania law limits the documents a shareholder may inspect, for a proper purpose, to the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors. The requests contained in your letter seek documents far beyond the scope permitted under Pennsylvania law, even assuming such documents are sought for a proper purpose. Indeed, the broad nature of the requests set forth in your Demand supports the conclusion that the purposes set forth in your letter are not bona fide and, in fact, mask your true purpose in seeking this information.
     Third, Pennsylvania courts have held that when a shareholder demand seeks confidential documents, as your Demand does, a confidentiality order is appropriate. Based on your actions to date, we believe that any confidentiality order would be ineffective, given your desire to use this information publicly.
     There are other reasons for the rejection of your request, and this letter is not intended to limit Sovereign to the reasons stated above. Rather, this letter provides you with a general understanding of the basis for our refusal to honor your Demand.
Sincerely yours,

David Silverman
Executive Vice President and General Counsel

Sovereign Bancorp, Inc., (“Sovereign”) (NYSE: SOV), is the parent company of Sovereign Bank, a $63 billion financial institution with more than 650 community banking offices, over 1,000 ATMs and approximately 10,000 team members with principal markets in the Northeast United States. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, trust and wealth management and insurance. Sovereign is the 19th largest banking institution in the United States. For more information on Sovereign Bank, visit <http://www.sovereignbank.com> or call 1-877-SOV-BANK.
Sovereign Bancorp, Inc. and its directors and officers may be deemed to be participants in the solicitation of proxies from shareholders of Sovereign in connection with the election of directors at the 2006 annual meeting of shareholders. Information regarding the names of Sovereign’s directors and executive officers and their respective interests in Sovereign by security holdings or otherwise is set forth in Sovereign’s proxy statement relating to the 2005 annual meeting of shareholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and Sovereign’s website at http://www.sovereignbank.com. Additional information regarding the interests of such potential participants will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with Sovereign’s 2006 annual meeting of shareholders.
Sovereign Bancorp, Inc. will file a Proxy Statement on Schedule 14A with the SEC in connection with its 2006 annual meeting of shareholders, which, when filed, will be available free of charge at the SEC’s website at http://www.sec.gov. Investors and security holders are advised to read Sovereign’s Proxy Statement, when available, and the other materials to be filed by Sovereign related to the proxy solicitation, when available, because they will contain important information. Investors and security holders may obtain a free copy of the Proxy Statement on Schedule 14A and all other related material to be filed by Sovereign with the SEC (when they are filed and become available) free of charge at the SEC’s website at http://www.sec.gov or by contacting Sovereign’s proxy solicitors, Innisfree M&A Incorporated at 1-888-750-5834 or Mackenzie Partners, Inc. at 1-800-322-2885. Sovereign also will provide a copy of these materials without charge at the Investor Relations section of its website at http://www.sovereignbank.com.